Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THE REMOVAL OF THIS LEGEND IN CONNECTION WITH ANY PROPOSED TRANSFER OR RESALE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 19631 PAULING, FOOTHILL RANCH, CALIFORNIA 92610, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE,  (3) THE ACCRUAL PERIODS AND YIELD TO MATURITY OF THE NOTE AND (4) THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THE NOTE.

EACH HOLDER AND TRANSFEREE BY ITS ACQUISITION OF THIS NOTE OR INTEREST HEREIN WILL HAVE OR IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS ABLE TO SATISFY THE REPRESENTATIONS IN SECTIONS 4(b)(vii) AND 4(b)(viii) OF THIS PROMISSORY NOTE.

UNSECURED CONVERTIBLE PROMISSORY NOTE

Date of Note:	December 18, 2025

Initial Principal Amount of Note:	$ 200,000,000.00

FOR VALUE RECEIVED, TAE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), promises to pay to the undersigned holder (the “Holder”) of this unsecured convertible promissory note (this “Note”) the principal amount set forth above drawn pursuant to the terms of this Note, plus PIK Interest (as defined below), if applicable, with simple interest on the outstanding principal amount at the rate of 7% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted, in each case in accordance with the terms of this Note. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  Accrued but unpaid interest shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a business day, on the next succeeding business day (each, an “Interest Payment Date”). All accrued but unpaid interest and principal with respect to the each of the First Tranche and the Second Tranche (as defined below) shall be due and payable on the earlier of (i) the second anniversary of the initial funding date thereof (each, a “Scheduled Maturity Date”), or (ii) the termination of this Note for any other reason prior to a Scheduled Maturity Date (the “Maturity Date”).

1.          Basic Terms.

(a)          Payments.  All payments of interest and principal (without duplication of the PIK Interest) shall be in lawful money of the United States of America (or other consideration as mutually agreed in writing by the Company and Holder). All payments shall be applied first to accrued but unpaid interest, and thereafter to principal. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(b)          Interest. Interest shall be payable solely by increasing the then outstanding principal amount of this Note by the entire amount of the interest payment due on the applicable Interest Payment Date (“PIK Interest”).  Following an increase in the principal amount of this Note on the applicable Interest Payment Date by the amount of the PIK Interest, this Note will bear interest on such increased principal amount from and after such Interest Payment Date. For clarity, unless the context otherwise requires, references to any principal amount of this Note includes any increase in the principal amount of this Note as a result of the payment of PIK Interest.

2.          Initial Funding; Drawdown Requests.  As a material inducement to the Company’s willingness to enter into the Merger Agreement (as defined below), the Holder shall fund to the Company, by wire transfer of immediately available funds (to an account designated by the Company) in lawful money of the United States of America, $200,000,000 (the “First Tranche”) no later than five (5) business days after execution of this Note. The Company and the Holder agree that the Company may request (each such request, a “Drawdown Request”), from time to time but only during the Second Tranche Draw Period (as defined below), up to an additional $100,000,000 (the “Second Tranche”), by wire transfer of immediately available funds (to an account designated by the Company) in lawful money of the United States of America.  The “Second Tranche Draw Period” shall mean the period commencing upon the initial submission by the Holder of a Form S-4 with the U.S. Securities and Exchange Commission in connection with the transactions proposed (collectively, the “Merger”) by that certain Agreement and Plan of Merger, dated as of December 18, 2025, by and among the Company, the Holder and those other parties party thereto (the “Merger Agreement”) (which shall include, for the avoidance of doubt, the confidential submission of a draft registration statement on Form S-4) and ending the earlier of (a) 60 days thereafter or (b) the termination of the Merger Agreement in accordance with its terms.  Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than $50,000,000 unless otherwise agreed by the Holder in writing.  The Holder shall fund, by wire transfer of immediately available funds (to an account designated by the Company) in lawful money of the United States of America, each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, notwithstanding anything in this Note to the contrary, that the maximum amount outstanding under this Note (inclusive of the First Tranche and Second Tranche) shall not at any time may not exceed $300,000,000 plus PIK Interest, if applicable.  No fees, payments or other amounts shall be due to the Holder in connection with, or as a result of, any Drawdown Request by the Company.

3.          Conversion and Repayment.

(a)        Qualified Financing.  In the event that, (i) during the pendency of the Merger Agreement and only with the prior written consent of the Holder or (ii) at any time following a termination of the Merger Agreement, the Company issues and sells shares of its senior equity securities (“Next Equity Securities”) to investors (the “Investors”) while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $300,000,000 (excluding any issuance in connection with the signing of the Merger Agreement and the conversion of this Note or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a “Qualified Financing”), then the obligations of the Company to convert the then outstanding principal amount of this Note and any unpaid accrued interest into newly issued senior equity securities shall automatically be deemed to apply to such issuance by the Company of Next Equity Securities sold in such Qualified Financing (so long as such Next Equity Securities are the most senior equity securities of the Company then outstanding) at a conversion price equal to the cash price paid per share for Next Equity Securities by the Investors in the Qualified Financing (the “Conversion Price”), and otherwise upon and subject to the same terms and conditions applicable to Next Equity Securities sold in the Qualified Financing. For the avoidance of doubt, a Qualified Financing shall not trigger any conversion or prepayment of this Note.

(b)          Non-Qualified Financing. In the event the Company consummates, while this Note remains outstanding, an equity financing pursuant to which it sells shares of its equity securities in a transaction that does not constitute a Qualified Financing, then the Holder shall have the option, exerciseable by written notice given to to the Company, to treat such equity financing as a Qualified Financing on the same terms set forth herein.

(c)          Mandatory Conversion Following Termination of Merger Agreement. In the event of a termination of the Merger Agreement (other than a termination as a result of a material breach by the Company or failure of the Company shareholders to adopt the Merger Agreement), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert, as of immediately prior to a Scheduled Maturity Date, in whole without any further action by the Holder into, the then-most senior equity security then outstanding at a conversion price equal to the original issuance price of such senior equity security.

(d)        Optional Conversion Following Termination of Merger Agreement. In the event of a termination of the Merger Agreement as a result of a material breach by the Company or failure by the Company’s shareholders to adopt the Merger Agreement, then, at the Holder’s election, the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert, immediately prior to a Scheduled Maturity Date, in whole without any further action by the Holder into, at Holder’s election, either shares of the Company’s common stock or the then-most senior equity security then outstanding at a conversion price equal to the original issuance price of such senior equity security.

(e)         Optional Conversion or Extension at Maturity Date.  In the event this Note remains outstanding at a Scheduled Maturity Date, then the Holder may, by written notice given to the Company, elect to (i) convert the outstanding principal balance of this Note and any unpaid accrued interest into the then-most senior equity security then outstanding at a conversion price equal to the original issuance price of such senior equity security, (ii) extend such Scheduled Maturity Date to a date set forth in such written notice or (iii) receive cash payment in respect of the outstanding principal amount of the Note and any unpaid accrued interest thereon.

(f)          Deemed Liquidation Event.  If the Company consummates a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) while this Note remains outstanding, the Holder shall be automatically entitled to a portion of the proceeds, due and payable to the Holder immediately prior to, or concurrent with, the consummation of such Deemed Liquidation Event in an amount equal to the greater of (i) the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal and (ii) the amount payable on a number of shares of the Company’s common stock determined by converting the outstanding principal balance of the Note and any unpaid accrued interest into such shares at a conversion price equal to the per share price paid by the acquiring party or parties to a Deemed Liquidation Event (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes).  If the Deemed Liquidation Event is structured as a merger, or as a sale of all or substantially all of the assets of the Company, then (A) the “per share price” shall be determined as if the consideration paid by the acquiring party or parties in the Deemed Liquidation Event was paid for the purchase of shares of the Company as an entirety, and (B) the value of any securities (whether debt or equity) or other property delivered to the Company or its stockholders as consideration in the Deemed Liquidation Event shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market will be determined on the basis of the average closing market price on the last five trading days immediately prior to the closing of the Deemed Liquidation Event and (2) the value of securities that are not freely tradeable or have no established public market and the value of consideration that consists of other property, shall be the fair market value thereof, as reasonably determined by Company’s Board of Directors (the “Company Board”). The Company shall give the Holder notice of a Deemed Liquidation Event not less than 10 days prior to the anticipated date of consummation of the Deemed Liquidation Event.  Any repayment pursuant to this paragraph in connection with a Deemed Liquidation Event shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Deemed Liquidation Event or its agent) following the Deemed Liquidation Event in connection with payment procedures established in connection with such Deemed Liquidation Event.

(g)          Procedure for Conversion.  In connection with any conversion of this Note into capital stock of the Company, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (which shall be limited to the financing documents executed by the holders of the Company’s common stock and, if and as applicable, of then most senior equity security of the Company into which this Note shall convert into, such as executing and delivering a counterpart signature page making such signatory a party to (i) that certain Voting Agreement among the Company and certain stockholders of the Company, dated as of August 27, 2024, (ii) that certain Right of First Refusal Agreement among the Company and certain stockholders of the Company, dated as of August 27, 2024 and (iii) that certain Investors’ Rights Agreement among the Company and certain stockholders of the Company, dated as of August 27, 2024, in each case as amended, restated or supplemented).  The Company shall not be required to issue or deliver the capital stock into which this Note may convert (nor certificates or book entry evidencing such capital stock) until (y) the Holder has surrendered this Note to the Company and delivered to the Company any such documentation and (z) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).  No fractional shares of capital stock will be issued upon the conversion of this Note.  Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. In connection with any conversion of this Note into capital stock of the Company pursuant to the terms hereof, following the valid issuance of such capital stock to the Holder, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(h)          Interest Accrual.  If a Deemed Liquidation Event is consummated, all interest on this Note shall be deemed to be automatically due and payable as of the date of such Deemed Liquidation Event.

4.          Representations and Warranties.

(a)          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder as of (x) the date the first Note was issued and (y) each date the Company requests the Holder to fund all or part of the Second Tranche, as follows:

(i)           Organization, Existence, and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)          Corporate Power.  The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note, and the execution, issuance and performance by the Company of this Note does not and will not (i) contravene or result in a default under the Company’s governing documents (including but not limited to, its certificate of incorporation or bylaws, (ii) any statute, rule or regulation applicable to the Company or (iii) any indenture, loan document or contract to which the Company is a party or by which it is bound, where, in each case of clauses (ii) or (iii), such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.  The Company Board has approved the issuance of this Note and any shares of capital stock that could be issued as a result of a conversion of this Note. Such approval was based upon, among other factors, a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(iii)           Authorization; Enforceability.  All corporate action on the part of the Company, the Company Board and the Company’s stockholders necessary for the execution, issuance and delivery of this Note and any shares of capital stock that could be issued as a result of a conversion of this Note has been taken.  This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  Any securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv)          Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note have been obtained (other than, for the avoidance of doubt, any filing under the HSR Act with respect to Conversion Securities).

(v)          No “Bad Actor” Disqualification.  The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”).  To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act.  For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

(vi)          Solvency. Immediately after the consummation of the borrowing of the First Tranche and the Second Tranche and after giving effect to the application of the proceeds thereof, the Company and its subsidiaries, on a consolidated basis, are solvent.

(vii)         Compliance with Sanctions.  Neither the Company nor any of its subsidiaries, nor any of its and their respective directors, officers, nor, to the Company’s knowledge, employees, are currently or subsequent to April 24, 2019 have been: (i) the target of any economic or financial sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, (ii) during the past five (5) years the target of any economic or financial sanctions administered or enforced by the U.S. Department of Commerce, the U.S. Department of State, the European Union, the United Kingdom (including His Majesty’s Treasury), or the United Nations Security Council (collectively, “Sanctions”), (iii) located, organized, or resident in a country or territory that is, or at the relevant times was, the target of comprehensive United States Sanctions (currently or during the past five (5) years, Cuba, Iran, North Korea, Crimea, the Donetsk and Luhansk regions of Ukraine, and prior to July 1, 2025, Syria), or (iv) owned, 50% or more, individually or in the aggregate by, controlled by, or acting on behalf of a person described in clauses (i) or (ii) above so that it would be subject to the same Sanctions as such person.

(viii)       Compliance with Anti-Money Laundering Laws.  The operations of Company and its subsidiaries are and for the past five (5) years have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the jurisdictions in which Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).

(ix)          Investment Company Act.  The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(x)          Capitalization.  As of the close of business on December 18, 2025 (the “Company Capitalization Date”), there were (A)(i) 15,337,960 shares of the Company’s common stock issued and outstanding, (ii) 374,961 shares of the Company’s Series 1 Preferred Stock issued and outstanding, (iii) 101,208 shares of the Company’s Series 2 Preferred Stock issued and outstanding, (iv) 1,578,733 shares of the Company’s Series 3 Preferred Stock issued and outstanding, (v) 4,108,755 shares of the Company’s Series 4 Preferred Stock issued and outstanding, (vi) 3,137,591 shares of the Company’s Series 5 Preferred Stock issued and outstanding, (vii) 3,072,691 shares of the Company’s Series 6 Preferred Stock issued and outstanding, (viii) 3,555,575 shares of the Company’s Series 7 Preferred Stock issued and outstanding, (ix) 1,582,956 shares of the Company’s Series 8 Preferred Stock issued and outstanding, (x) 1,640,469 shares of the Company’s Series 9 Preferred Stock issued and outstanding, (xi) 2,046,138 shares of the Company’s Series 10 Preferred Stock issued and outstanding, (xii) 2,076,503 shares of the Company’s Series 11 Preferred Stock issued and outstanding, and (xiii) 4,155,469 shares of the Company’s Series 12 Preferred Stock issued and outstanding (B)(i) 366,624 warrants issued and outstanding that entitle the holder to purchase the Company’s Series 8 Preferred Stock at a price of $40.00 per share on the terms and conditions set forth in the applicable warrant agreement, (ii) 2,000 warrants issued and outstanding that entitle the holder to purchase the Company’s Series 9 Preferred Stock at a price of $1.00 per share on the terms and conditions set forth in the applicable warrant agreement, (iii) 81,486 warrants issued and outstanding that entitle the holder to purchase the Company’s Series 9 Preferred Stock at a price of $50.00 per share on the terms and conditions set forth in the applicable warrant agreement, (iv) 1,150,000 warrants issued and outstanding that entitle the holder to purchase the Company’s Series 9 Preferred Stock at a price of $65.00 per share on the terms and conditions set forth in the applicable warrant agreement, (v) 136,598 warrants issued and outstanding that entitle the holder to purchase the Company’s Series 11 Preferred Stock at a price of $100.00 per share on the terms and conditions set forth in the applicable warrant agreement, and (vi) 5,229,725 warrants issued and outstanding that entitle the holder to purchase Company Series 12 Stock at a price of $0.01 per share on the terms and conditions set forth in the applicable warrant agreement; (C)(i) equity awards in respect of an aggregate of 9,603,667 shares of the Company’s common stock, 8,872,167 of which are issuable upon exercise of the Company’s options, 631,500 of which are issuable upon exercise of warrants, 100,000 of which are issuable upon vesting and settlement of the Company’s restricted stock units, and 0 of which are the Company’s restricted shares.  As of the Company Capitalization Date, there were 1,332,454 shares of the Company’s common stock available for issuance under the Company’s Amended and Restated 2002 Equity Incentive Plan, as amended from time to time.  All outstanding equity shares of the Company are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(xi)         Offering.  Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue, and sale of this Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(xii)       No Additional Representations. Except for the representations and warranties contained in this Section 4(a), neither the Company nor any other person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates with respect to this Note.  The Company acknowledges that neither the Holder nor any other person has made any representation or warranty, express or implied except as expressly set forth in Section 4(b), and the Company has not relied on any representation other than those expressly set forth in Section 4(b).  Without limiting the foregoing, the Company makes no representation or warranty to the Holder with respect to any business or financial projection or forecast relating to the Company or any of its subsidiaries, whether or not included in the data room or any management presentation.  The Company, on its behalf and on behalf of its affiliates, expressly waives any claim relating to the foregoing matters, and disclaims that it is relying upon or has relied upon any representations or warranties, and acknowledges and agrees that the Holder has specifically disclaimed any express or implied representation or warranty made by any person, other than those set forth in Section 4(b).  Notwithstanding anything in this Note to the contrary, nothing in this Note affects (or otherwise applies to) any of the representations, warranties, agreements, obligations or covenants of the Company set forth in the Merger Agreement.

(b)          Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i)           Organization, Existence, and Good Standing.  The Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(ii)          Corporate Power.  The Holder has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note, and the performance of such obligations does not and will not contravene or result in a default under the Holder’s governing documents.  The Holder’s Board of Directors (the “Holder Board”) has approved the entry into this Note.

(iii)          Authorization; Enforceability.  All corporate action on the part of the Holder, the Holder Board and the Holder’s stockholders (if necessary) necessary for the entry into this Note has been taken.  This Note constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(iv)          Purchase for Own Account.  The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(v)           Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(vi)           Ability to Bear Economic Risk.  The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(vii)            Sufficient Funds. The Holder has, and shall at all times maintain between the date hereof and the Maturity Date, funds sufficient to fulfill any Drawdown Request pursuant to Section 2.

(viii)          Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Holder in connection with issuance of this Note has been obtained (other than, for the avoidance of doubt, any filing under the HSR Act with respect to Conversion Securities).

(ix)             Investment Company Act.  The Holder is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(x)          Compliance with Sanctions.  Neither the Holder nor any of its subsidiaries, nor any of its and their respective directors, officers, nor, to the Holder’s knowledge, employees, are currently or subsequent to April 24, 2019 have been: (i) the target of any economic or financial sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, (ii) during the past five (5) years the target of any Sanctions, (iii) located, organized, or resident in a country or territory that is, or at the relevant times was, the target of comprehensive United States Sanctions (currently or during the past five (5) years, Cuba, Iran, North Korea, Crimea, the Donetsk and Luhansk regions of Ukraine, and prior to July 1, 2025, Syria), or (iv) owned, 50% or more, individually or in the aggregate by, controlled by, or acting on behalf of a person described in clauses (i) or (ii) above so that it would be subject to the same Sanctions as such person.

(xi)           Compliance with Anti-Money Laundering Laws.  The operations of the Holder and its subsidiaries are and for the past five (5) years have been conducted at all times in material compliance with the requirements of the Anti-Money Laundering Laws.

(xii)           Accredited Investor Status.  The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(xiii)         No “Bad Actor” Disqualification.  The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company.  The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(xiv)        No Specified Foreign Entity Status.  The Holder represents and warrants that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Note, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended.

(viii)       No Transfer to Specified Foreign Entity Transferee.  The Holder further agrees not to make any disposition of all or any portion of the Securities to a transferee that is a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended.

No Additional Representations. Except for the representations and warranties contained in this Section 4(b), neither the Holder nor any other person makes any other express or implied representation or warranty on behalf of the Holder or any of its affiliates.  The Holder acknowledges that neither the Company nor any other person has made any representation or warranty, express or implied, in connection with this Note, except as expressly set forth in Section 4(a), and the Holder has not relied on any representation in connection with this Note other than those expressly set forth in Section 4(a).  Without limiting the foregoing, the Holder makes no representation or warranty to the Company with respect to any business or financial projection or forecast relating to the Holder or any of its subsidiaries, whether or not included in the data room or any management presentation.  The Holder, on its behalf and on behalf of its affiliates, expressly waives any claim relating to the foregoing matters, and disclaims that it is relying upon or has relied upon any representations or warranties in connection with this Note other than as expressly set forth in Section 4(a), and acknowledges and agrees that the Company has specifically disclaimed any express or implied representation or warranty in connection with this Note made by any person, other than those set forth in Section 4(a).

5.          Events of Default; Remedies.

(a)          The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)          The Company fails to pay when due (i) any of the principal amount due under this Note on the date the same becomes due and payable or (ii) subject to Section 1(b) above, any other amount, in each case, within ten (10) days of the date when due hereunder;

(ii)          Bankruptcy; Insolvency.

(1)          The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(2)           An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 30 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company); or

(3)           Any voluntary or involuntary liquidation, dissolution or winding up of the Company or any material subsidiary thereof, including pursuant to an assignment for the benefit of creditors;

(iii)          Any representation or warranty made or deemed made under this shall be false or misleading in any material respect (without duplication of any materiality qualifier therein) when made, or the Company breaches in any material respect any other covenant or agreement contained in this Note, and such incorrect representation or warranty shall remain incorrect, or such covenant or agreement remains uncured, for a period of ten (10) business days.

(iv)          The Company (i) fails to make any payment in respect of (x) any promissory note from time to time issued by the Company (other than this Note) or (y) any other document evidencing a loan made from time to time to the Company by one or more lender or any other financing provided by any person or persons from time to time to the Company (other than this Note) or any other indebtedness (other than the indebtedness under this Note) in each case of clauses (x) or (y) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate, equal to an amount greater than or equal to $10,000,000, in each case when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure under such note or such other indebtedness continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to (x) any other promissory note from time to time issued by the Company, (y) any other document evidencing a loan made from time to time to the Company by one or more lenders or any other financing provided by any person or persons from time to time to the Company or such other indebtedness in each case of clauses (x) or (y) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate, equal to an amount greater than or equal to $10,000,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness to cause such indebtedness to be declared to be due and payable (or otherwise required immediately to be prepaid, redeemed, purchased or defeased) prior to its stated maturity (without regard to any subordination terms with respect thereto) following any applicable grace or notice period, if any, specified in the document relating thereto, provided that it shall not constitute an Event of Default under this Section 5(a)(iv) if the default that is the basis for this Event of Default has been cured or waived (in each case, at the sole discretion of the Holder);

(v)          One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against the Company or any of its subsidiaries involving in the aggregate a liability of $50,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(vi)          Illegality; Unlawfulness; Repudiation; Creditors Process:

(1)          If, in any applicable jurisdiction, it becomes unlawful for any of the Holder to fund or maintain its participation in any portion of this Note;

(2)          If, in any applicable jurisdiction, it is or becomes unlawful for the Company to perform any of its obligations under this Note or any of the Note Documents; or

(3)          The Company contests in writing the validity or enforceability of any provision of any Note Document or denies in writing that it has any or further liability or obligation under any Note Document, or purports in writing to revoke, terminate or rescind any Note Document.

(b)          Upon the occurrence and during the continuance of any Event of Default, the Holder may:

(i)          declare all or any portion of the unpaid Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable in cash, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(ii)          elect to convert all or any portion of the unpaid Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder into the then-most senior equity security of the Company then outstanding at a conversion price equal to the original issuance price of such senior equity security; and/or

(iii)          exercise all rights and remedies available to it under this Note or applicable law;

provided, however, that upon the occurrence of any event specified in Section 5(a)(ii) above, the unpaid Note and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Holder. The Company hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or the payment of any portion of this Note or interest hereunder, may be extended from time to time, without in any way affecting the liability of the Company hereunder.

6.          Miscellaneous Provisions.

(a)          Waivers.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)          Further Assurances.  The Company agrees and covenants that at any time and from time to time the Company will promptly execute and deliver to the Holder such further instruments and documents and take such further action as the Holder may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)          Transfers of Notes.  The Holder may not transfer this Note without obtaining the Company’s prior written consent (in the sole discretion of Company prior to termination of the Merger Agreement) and by delivering to the Company notice and a brief description of the proposed transfer along with any investment representation letter that the Company may reasonably request. Any proposed assignment or transfer of the Note or any interest in the Note without the other party’s prior written consent shall be void ab initio.  Any proposed assignment or transfer of the Conversion Securities shall be subject to the terms of the agreements executed by the Holder with respect to the receipt of the Conversion Securities as set forth above in this Note. This Note and any Conversion Securities so transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with federal and state securities laws, unless the Company determines that such legend is not required in order to ensure compliance with such federal and state securities laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. The Company may not assign this Note or its rights or obligations under this Note, other than in connection with a Deemed Liquidation Event.

(d)          No Stockholder Rights.  This Note shall not confer upon the Holder any rights as a stockholder of the Company, including, without limitation, the right to vote, consent or receive notice as a stockholder in respect of actions or meetings of stockholders, or the right to receive dividends, until this Note has been converted and the Company has issued or delivered the capital stock into which this Note may convert under Section 3(g).

(e)          Usury.  The parties intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then notwithstanding anything to the contrary herein (i) the Company shall not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, (ii) the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, (iii) such excess amount shall be immediately credited to the principal balance of this Note, and (iv) the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

(f)          Amendment and Waiver.  Any term of this Note may be amended or waived only with the written consent of the Company and a majority in interest held by all holders of the Notes.

(g)          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6(g).

(h)          Governing Law; Jurisdiction.

(i)          This Note and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Note or the negotiation, execution or performance of this Note (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Note) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(ii)          In addition, each of the Company and the Holder hereby irrevocably agrees that any legal action or proceeding with respect to this Note and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Note and the rights and obligations arising hereunder brought by the other party to this Note or its successors or assigns, shall be brought and determined exclusively in the State of Texas. In addition, each of the Company and the Holder irrevocably agrees that any legal action or proceeding with respect to this Note and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Note and the rights and obligations arising hereunder brought by the other party to this Note or its successors or assigns, shall be brought and determined exclusively in the Texas Business Court, First Division B, or, if the Texas Business Court, First Division B does not have jurisdiction over a particular matter, the United States District Court for the Northern District of Texas, or, if both the Texas Business Court, First Division Band the United States District Court for the Northern District of Texas does not have jurisdiction over a particular matter, any other state court within the State of Texas sitting in Dallas County, and, in each case, any appellate court therefrom.  Notwithstanding Section 6(h)(i), this Section 6(h)(ii) shall be governed by and construed in accordance with the laws of the State of Texas.  Each of the Company and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Note or any of the transactions contemplated by this Note in any court other than the aforesaid courts.  Each of the Company and the Holder hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Note, (1) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 6(h), (2) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (3) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Note, or the subject matter hereof, may not be enforced in or by such courts.  Each of the Company and the Holder hereby agrees that service of process upon the Company or the Holder in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 6(l).

(i)          Binding Agreement.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(j)          Counterparts; Manner of Delivery.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(k)          Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(l)           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

(m)          Expenses.  The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(n)          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.  This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(o)       Entire Agreement.  This Note and the Merger Agreement, which shall survive the execution and delivery of this Note, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Company and the Holder, or any of them, with respect to the subject matter hereof and thereof.

(p)          Exculpation of Holder.  The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and the Company Board, in making its investment or decision to invest in the Company.

(q)          Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(r)          Information Rights.  Following any termination of the Merger Agreement, the Company shall provide the Holder with the same information rights and access as the holders of the Company’s senior equity securities have, and the Company shall provide to the Holder all information it provides to its shareholders, including holders of preferred stock.

[Signature pages follow]

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

TAE Technologies, Inc.

By:	/s/ Michl Binderbauer
Name: Michl Binderbauer
Title: CEO

SIGNATURE PAGE TO
TAE TECHNOLOGIES, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

Trump Media & Technology Group Corp.

By:	/s/ Devin Nunes
Name: Devin Nunes
Title: President

SIGNATURE PAGE TO
TAE TECHNOLOGIES, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE